UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

CKX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CKX, INC.

March 7, 2006

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  On March 7, 2006, CKX, Inc. (the “Company”) determined to restate its previously issued condensed consolidated financial statements for the three and nine month periods ended September 30, 2005 due to an overstatement of foreign income tax expense that understated net income in the condensed consolidated financial statements in its previously filed Form 10-QSB for the period ended September 30, 2005. This error was identified in connection with the annual audit of the Company’s consolidated financial statements for its fiscal year ended December 31, 2005.

Because of the accounting error described above, the condensed consolidated financial statements contained in the Company’s Form 10-QSB for the period ended September 30, 2005, filed with the Securities and Exchange Commission on November 14, 2005, should not be relied upon. The Company intends to amend the above referenced Form 10-QSB to include restated financial statements as soon as practicable. The result of such restatement will be to increase the Company’s previously reported net income for such periods.  The restatement has no impact on the Company’s 2005 cash flows.

The Company’s Audit Committee and certain members of management discussed the matters disclosed in this filing with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

	BY:	/s/ Thomas P. Benson
	Name:	Thomas P. Benson
	Title:	Chief Financial Officer
and Executive Vice President

DATE: March 13, 2006